                                     REGISTRATION NO. 33-_______________________

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON SEPTEMBER 22, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           CHOICE DRUG SYSTEMS, INC.
                           -------------------------
             (Exact Name of Registrant as Specified in its Charter)

       New York                                                11-2310352
       --------                                                -----------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

            2930 Washington Boulevard, Baltimore, Maryland  21230
            -----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

               CHOICE DRUG SYSTEMS, INC., 1991 STOCK OPTION PLAN
               -------------------------------------------------
                              (Full Name of Plan)

                                R. Dirk Allison
                            Chief Executive Officer
                           Choice Drug Systems, Inc.
                           2930 Washington Boulevard
                           Baltimore, Maryland  21230
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                                  (800) 766-2761
                                  --------------
         (Telephone number, including area code for agent for service)

                                                  CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed                Proposed Maximum          Amount of
Title of Securities                   Amount to be            Maximum Offering          Aggregate Offering        Registration
to be Registered                      Registered(1)          Price Per Share(2)               Price                   Fee
- ----------------                     --------------         -------------------        -------------------        ------------
Common Stock, $.01 par value            465,000                   $6.5625                    $3,051,563              $1,053


- ---------------------------
(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Common Stock on the NASDAQ National Market System on September 18 , 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Choice Drug Systems, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995, as amended by Form 10-K/A filed June 28, 1995 and Form 10-K/A2 filed June 30, 1995 (the "10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the 10-K (including the Company's most recent Quarterly Report on Form 10-Q).

         (c) The description of the Common Stock under "Description of Securities" contained in the Company's Registration Statement on Form 8-A (File Number 000-20606) including any amendment or report filed for the purpose of updating such description.

ITEM 6.  INDEMNIFICATION.

         Under the Company's Certificate of Incorporation, and in accordance with Section 722 of the New York Business Corporation Law (the "NYBCL"), the Company will indemnify any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company, against, judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the Company, and, in criminal actions or proceedings, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the action is settled or otherwise disposed of or the person is adjudged to be liable to the Company, only if and to the extent the court in which such action was brought or, if none, a court of competent jurisdiction determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

         The Certificate of Incorporation provides that the Company may indemnify a director or officer for the expenses incurred in defending the proceedings specified above, at the conclusion of or in advance of their final disposition or settlement, and on such terms, to such extent, and subject to such conditions as the Board of Directors shall determine. The Certificate of Incorporation also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees or agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. The Certificate of Incorporation also provides that such persons are presumed to be entitled to indemnification, and that the burden of proving that such person is not entitled to indemnification is on the Company. Finally, the Certificate of Incorporation provides that if a written claim by such person for indemnification is not paid within 30 days, the claimant may bring suit to recover the unpaid amount, and if successful, may recover attorneys' fees and expenses.

         In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the NYBCL. The Company maintains insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.


ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                          (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                          (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
- -----------------
registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 21, 1995.

                                   CHOICE DRUG SYSTEMS, INC.


                                   By:     /s/ R. DIRK ALLISON
                                           -------------------------------------
                                           R. Dirk Allison
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints R. Dirk Allison and Don Thompson, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                  Signature                                        Title                                Date
                                  ---------                                        -----                                ----
              /s/ R. Dirk Allison                                President and Chief Executive Officer           September 21, 1995
              ------------------------------------------------   (Principal Executive Officer)
              R. Dirk Allison


              /s/ Don H. Thompson                                Chief Operating Officer, (Principal             September 21, 1995
              ------------------------------------------------   Financial and Accounting Officer),
              Don H. Thompson                                    Senior Vice President and Secretary


              /s/ Albert Reichmann                               Director                                        September 21, 1995
              ------------------------------------------------
              Albert Reichmann

              /s/ Joseph Furlong                                 Director                                        September 21, 1995
              ------------------------------------------------
              Joseph Furlong


                                                                 Director                                        September   , 1995
              ------------------------------------------------
              Brendan Ryan


              /s/ John Haronian                                  Director                                        September 21, 1995
              ------------------------------------------------
              John Haronian


              /s/ John Zucotti                                   Director                                        September 21, 1995
              ------------------------------------------------
              John Zucotti


              /s/ Morris A. Perlis                               Director                                        September 21, 1995
              ------------------------------------------------
              Morris A. Perlis


              /s/ Allan C. Silber                                Director                                        September 21, 1995
              ------------------------------------------------
              Allan C. Silber


              /s/ Edward Sonshine                                Director                                        September 21, 1995
              ------------------------------------------------
              Edward Sonshine


              /s/ Gail Wilensky                                  Director                                        September 21, 1995
              ------------------------------------------------
              Gail Wilensky

          Exhibit No.                                         Description of Exhibit
          -----------                                         ----------------------
              4.1               Certificate of Incorporation of the Registrant, filed May 18, 1973 --
                                incorporated by reference to Exhibit 3A to the Registrant's Annual Report on Form
                                10-K for fiscal year ended February 29, 1988 (the "1988 Annual Report").

              4.2               Certificate of Amendment of Certificate of Incorporation of the Registrant, filed
                                November 14, 1985 -- incorporated by reference to Exhibit 3B to the 1988 Annual
                                Report.

              4.3               Certificate of Amendment of Certificate of Incorporation of the Registrant, filed
                                August 10, 1987 -- incorporated by reference to Exhibit 3C to the 1988 Annual
                                Report.

              4.4               Certificate of Amendment of Certificate of Incorporation of the Registrant, filed
                                December 24, 1992 -- incorporated by reference to Exhibit 3D to the Registrant's
                                Annual Report on Form 10-K for fiscal year ended February 29, 1992 (the"1992
                                Annual Report").

              4.5               Restated By-Laws of the Registrant -- incorporated by reference to Exhibit 3C to the Registrant's Annual Report on Form 10-K for fiscal year ended February 28,
                                1987.

              4.6               Resolutions of the Board of Directors of the Registrant, dated May 23, 1990, amending By-Laws -- incorporated by reference to Exhibit 3E to the Registrant's
                                Annual Report on Form 10-K for fiscal year ended February 28, 1990.

              4.7               Resolutions of the Board of Directors of the Registrant, dated April 29, 1992, amending By-Laws -- incorporated by reference to Exhibit 3G to the 1992 Annual
                                Report.

              4.8               Resolution of the Board of Directors of the Registrant, dated March 30, 1994, amending By-Laws -- incorporated by reference to Exhibit 3H to the Registrant's
                                Annual Report on Form 10-K for fiscal year ended February 28, 1994.

              4.9               Specimen Stock Certificate -- incorporated by reference to Exhibit 4A to the
                                Registrant's Registration Statement on Form S-1 (File No. 33-5249).

               5                Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

             23.1               Consent of Arthur Andersen, L.L.P., Independent Public Accountants.

             23.2               Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5)

              24                Power of Attorney (see pages II-5 and II-6)





                                      II-1